As filed with the Securities and Exchange Commission on June 18, 2008
Registration No. 333-________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLOWERS FOODS, INC.
(Exact name of issuer as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-2582379 (I.R.S. Employer Identification No.)
1919 Flowers Circle, Thomasville, Georgia 31757
(Address of principal executive offices)

FLOWERS FOODS, INC. 401(K) RETIREMENT SAVINGS PLAN
(Full title of the plan)

Stephen R. Avera, Esq.
Executive Vice President,
Secretary and
General Counsel
Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, Georgia 31757
(Name and address of agent for service)
(229) 226-9110
(Telephone number, including area code, of agent for service)
With a copy to:
Sterling A. Spainhour, Jr., Esq.
Jones Day
1420 Peachtree St., NE
Suite 800
Atlanta, GA 30309-3053
(404) 521-3939
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to Be	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock,	1,500,000	$27.28	$40,920,000	$1,609 (2)
$0.01 Par Value, together with Preferred Share Purchase Rights (3)

(1)	The shares of common stock which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended, such additional number of shares of common stock as may become issuable as a result of any stock splits, stock dividends or similar events.

(2)	Estimated solely for calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, the price per share is based on the average of the high and low prices of the common stock on the New York Stock Exchange on June 11, 2008.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 (this “Registration Statement”) relating to the Flowers Foods, Inc. 401(k) Retirement Savings Plan (the “Plan”), is being filed to register additional 1,500,000 securities of the same class as other securities for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-58320) and Post-Effective Amendment No. 1 to Form S-8 filed May 31, 2001 (Registration No. 333-58320) filed by Flowers Foods, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) with respect to the Plan, including all attachments and exhibits thereto.

ITEM 8.	EXHIBITS.

Exhibit
Number		Description

4.1
Restated Articles of Incorporation of Flowers Foods, Inc. as amended on June 1, 2007 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q, dated August 23, 2007, File No. 1-16247).

4.2		Articles of Amendment to the Restated Articles of Incorporation of Flowers Foods, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K, dated June 2, 2008, File No. 1-16247).

4.3		Amended and Restated Bylaws of Flowers Foods, Inc. as amended on February 8, 2008 (Incorporated by reference to the Company’s Current Report on Form 8-K/A dated February 25, 2008, File No. 1-16247).

4.4		Share Certificate of Common Stock of Flowers Foods, Inc. (Incorporated by reference to the Company’s Annual Report on Form 10-K, dated March 30, 2001, File No. 1-16247).

4.5
Rights Agreement between Flowers Foods, Inc. and First Union National Bank, as rights agent, dated March 23, 2001 (Incorporated by reference to the Company’s Annual Report on Form 10-K, dated March 30, 2001, File No. 1-16247).

4.6
Amendment No. 1, dated November 15, 2002, to Rights Agreement between Flowers Foods, Inc. and Wachovia Bank, N.A. (as successor in interest to First Union National Bank), as rights agent, dated March 23, 2001. (Incorporated by reference to the Company’s Registration Statement on Form 8-A, dated November 18, 2002, File No. 1-16247).

4.7
Flowers Foods, Inc. 401(k) Retirement Savings Plan, as amended and restated effective as of April 1, 2001 (Incorporated by reference to the Company’s Registration Statement on Form S-8, dated April 5, 2001, File No. 333-58320).

23.1	*	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.

24.1	*	Power of Attorney.

* Filed herewith
     The registrant hereby undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to perfect the tax qualified status of the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on the 18th day of June, 2008.

FLOWERS FOODS, INC.
/s/ R. Steve Kinsey
R. Steve Kinsey
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* George E. Deese	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 18, 2008
/s/ R. Steve Kinsey R. Steve Kinsey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 18, 2008
* Karyl H. Lauder	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 18, 2008
* Joe E. Beverly	Director	June 18, 2008
* Franklin L. Burke	Director	June 18, 2008
* Manuel A. Fernandez	Director	June 18, 2008
* Benjamin H. Griswold, IV	Director	June 18, 2008
* Joseph L. Lanier, Jr.	Director	June 18, 2008
* Amos R. McMullian	Director	June 18, 2008
* J.V. Shields, Jr.	Director	June 18, 2008
* Melvin T. Stith, Ph.D.	Director	June 18, 2008
* Jackie M. Ward	Director	June 18, 2008
* C. Martin Wood III	Director	June 18, 2008

By:	*/s/ Stephen R. Avera
Stephen R. Avera
ATTORNEY-IN-FACT

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of The Flowers Foods, Inc. 401(k) Retirement Savings Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Thomasville, State of Georgia on June 18, 2008.

By:	/s/ Donald A. Thriffiley, Jr.
Donald A. Thriffiley, Jr.
Plan Administrator

EXHIBIT INDEX

Exhibit
Number	Description

23.1	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.

24.1	Power of Attorney.